Exhibit 99.2

Zoned Properties Announces Letter of Intent to Expand Chino Valley Property

Company Moving Expeditiously to Begin Construction and Increase Gross Monthly Revenue

SCOTTSDALE, Ariz., February 18, 2016 -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced one of its subsidiaries, Chino Valley Properties, LLC., has signed a binding letter of intent to amend an existing commercial lease agreement with one of its tenants in order to expand the leased space at the Chino Valley Cultivation Facility, located in Chino Valley, Ariz., from approximately 15,000 rentable square feet to 45,000 rentable square feet.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We are working quickly to move this project forward following the unanimous support we received for the project from Chino Valley town leaders and officials last week. This project further monetizes the value of our property and the associated water rights to the benefit of our shareholders through increased, recurring monthly rental payments.”

The company currently leases approximately 15,000 square feet to a single licensed medical marijuana cultivator. With the signing of a binding letter of intent, the company is moving forward with amending the existing lease agreement with the current tenant to expand the facility up to 45,000 square feet of leased operations. The company expects monthly rental payments will increase from the current $40,000 to more than $100,000 with an annual rent escalator of 5% through the first ten years of an amended lease.

The company expects to immediately begin construction on an already approved power expansion for an additional 3,000 amps of electric service through the local utility company. Expansion permits and local authority approvals have been received and clear the way for the work to begin.

A technical review for construction and expansion was completed with the Town of Chino Valley, and warehouse architectural documents are now being finalized in order to secure the necessary permit for the construction and expansion of the facility. Under the current timeline, the company expects construction on the warehouse to commence over the next few months. Cost of the construction is estimated at approximately $950,000 and expected to be completed within six months of the start date.

The company is in the process of procuring a revised, independent appraisal of the property, including water rights valuation, which it expects to have within the coming weeks.

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com